As filed with the Securities and Exchange Commission on January 20, 2009

Registration No. 333-127649

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
__________________

POST EFFECTIVE AMENDMENT NO. 2

ON FORM S-3

to FORM S-4

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933
__________________

KAMAN CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Connecticut	5080	06-0613548
(State or Other Jurisdiction or Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

________________

1332 Blue Hills Avenue
Bloomfield, CT 06002
(860) 243-7100
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Candace A. Clark, Esq.
Senior Vice President, Chief Legal Officer and Secretary
Kaman Corporation
1332 Blue Hills Avenue Bloomfield, CT 06002
(860) 243-7100
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

__________________

DEREGISTERING OF SHARES

This Post-Effective Amendment No. 2 on Form S-3 to Form S-4 relates to the Registration Statement on Form S-4 (File No. 333-127649) of Kaman Corporation ("Kaman").

Kaman hereby removes from registration all shares of Common Stock covered by the Post-Effective Amendment No. 1 to this Registration Statement, which were not previously sold pursuant to the Registration Statement and related prospectus.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bloomfield, State of Connecticut, on the 20th day of January, 2009.

KAMAN CORPORATION

By:	/s/ Neal J. Keating
Name:	Neal J. Keating
Title:	President, Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Neal J. Keating
Name: Neal J. Keating
Title: President, Chairman and Chief Executive Officer
Date: January 20, 2009

/s/ William C. Denninger
Name: William C. Denninger
Title: Senior Vice President, Chief Financial Officer
Date: January 20, 2009

/s/ John Tedone
Name: John Tedon
Title: Vice President-Finance and Chief Accounting Officer
Date: January 20, 2009

_______________________
Name: Robert Alvine
Title: Director
Date:

* /s/ Brian E. Barents
Name: Brian E. Barents
Title: Director
Date: January 20, 2009

* /s/ E. Reeves Callaway III
Name: E. Reeves Callaway III
Title: Director
Date: January 20, 2009

__________________________
Name: Karen Garrison
Title: Director
Date:

* /s/ Edwin A. Huston
Name: Edwin A. Huston
Title: Director
Date: January 20, 2009

* /s/ Eileen S. Kraus
Name: Eileen S. Kraus
Title: Director
Date: January 20, 2009

_______________________
Name: Thomas W. Rabaut
Title: Director
Date:

* /s/ Richard J. Swift
Name: Richard J. Swift
Title: Director
Date: January 20, 2009

*
By /s/ Candace A. Clark
Name: Candace A. Clark
Title: Attorney-in-Fact